AIRLINE ECONOMICS INTERNATIONAL, INC.

Lee R. Howard                           Telephone
(706)579-1466
President
6088 Indian Pipe Drive
487 Big Canoe
Big Canoe, Georgia 30143 USA

                                             November
12, 1997


Igor Dmitrowsky
President
Baltia Air Lines, Inc.
63-25 Saunders Street, Suite 7I
Rego Park, NY 11374

Dear Mr.  Dmitrowsky:

We, Airline Economics, Inc.  and Airline Economics
International,
Inc., give you permission to publish in your forthcoming prospectus all letters, analyses, data, statements, and other material furnished you regarding Baltia's
JFK-St.Petersburg
operation.


                                             Sincerely,


(Signature)

                                             Lee R.
Howard